UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The TJX Companies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	04-2207613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

770 Cochituate Road

Framingham, MA 01701

(Address of principal executive offices) (zip code)

STOCK INCENTIVE PLAN

(Full title of the plan)

ANN MCCAULEY, ESQ.

Executive Vice President, General Counsel

The TJX Companies, Inc.

770 Cochituate Road

Framingham, MA 01701

(508) 390-1000

(Name and address of agent for service)

Please send copies of all communications to:

MARY E. WEBER

JOEL F. FREEDMAN

Ropes & Gray LLP

800 Boylston Street

Prudential Tower

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value per share	26,000,000 shares	$49.32	$1,282,320,000.00	$174,908.45

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sale price of The TJX Companies, Inc. common stock, par value $1.00 per share (“Common Stock”), as reported on the New York Stock Exchange on June 20, 2013.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 26,000,000 additional shares of Common Stock to be offered pursuant to the Stock Incentive Plan (the “Plan”) of The TJX Companies, Inc. (the “Company”). A registration statement on Form S-8 (No. 333-116277) filed with the Commission on June 8, 2004 to register an additional 36,000,000 shares of Common Stock offered pursuant to the Plan and a registration statement on Form S-8 (No.
333-162218), filed with the Commission on September 30, 2009, to register an additional 15,590,495 shares of Common Stock offered pursuant to the Plan are currently effective and are each hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description
5	Opinion of Executive Vice President, General Counsel of The TJX Companies, Inc.

10.1	The TJX Companies, Inc. Stock Incentive Plan (2013 Restatement), incorporated by reference to Exhibit 10.1 to the Form 10-Q filed for the fiscal quarter ended May 4, 2013.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of General Counsel (included in Exhibit 5).

24	Powers of Attorney (included under Signatures and Power of Attorney).

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts, on June 21, 2013.

THE TJX COMPANIES, INC

By:	/s/ Ann McCauley
Name: Ann McCauley
Title: Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 2013.

Further, we, the undersigned officers and directors of The TJX Companies, Inc. (the “Corporation”) hereby severally constitute and appoint Carol Meyrowitz, Scott Goldenberg and Ann McCauley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Corporation, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Signature	Title

/s/ Carol Meyrowitz	Chief Executive Officer and Director
CAROL MEYROWITZ	(Principal Executive Officer)

/s/ Scott Goldenberg	Executive Vice President and Chief Financial Officer
SCOTT GOLDENBERG	(Principal Financial Officer and Principal Accounting Officer)

/s/ Zein Abdalla	Director
ZEIN ABDALLA

/s/ José B. Alvarez	Director
JOSÉ B. ALVAREZ

/s/ Alan M. Bennett	Director
ALAN M. BENNETT

/s/ Bernard Cammarata	Director, Chairman of the Board of Directors
BERNARD CAMMARATA

/s/ David Ching	Director
DAVID T. CHING

/s/ Michael F. Hines	Director
MICHAEL F. HINES

/s/ Amy B. Lane	Director
AMY B. LANE

/s/ Dawn G. Lepore	Director
DAWN LEPORE

/s/ John F. O’Brien	Director
JOHN F. O’BRIEN

/s/ Willow B. Shire	Director
WILLOW B. SHIRE

EXHIBIT INDEX

Exhibit	Description
5	Opinion of Executive Vice President, General Counsel of The TJX Companies, Inc.

10.1	The TJX Companies, Inc. Stock Incentive Plan (2013 Restatement), incorporated by reference to Exhibit 10.1 to the Form 10-Q filed for the fiscal quarter ended May 4, 2013.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of General Counsel (included in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).